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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2013

ZHONG SEN INTERNATIONAL TEA COMPANY

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(Exact name of registrant as specified in its charter)

Florida	000-54163	26-2091212
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3225 McLeod Drive, Suite 100

Las Vegas, Nevada 89103

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(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (702) 871-8535

N/A

______________________________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K (this “Report”) contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “seeks,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” below. Given these uncertainties, you should not place undue reliance on these forward-looking statements.  Such statements may include, but are not limited to, information related to: anticipated operating results; relationships with our customers; consumer demand; financial resources and condition; changes in revenues; cost of sales; selling, general and administrative expenses; interest expense; legal proceedings and claims.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this Report. You should read this Report and the documents that we reference and filed as exhibits to this Report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Merger Agreement

On May 31, 2013 (the “Closing Date”), Zhong Sen International Tea Company (“we”, “us”, “our” “ZSIT”, or the “Company”) entered into a Merger Agreement (the “Merger Agreement”) by and among the Company, Music of Your Life, Inc., a Nevada corporation (“MOYL”), and Music of Your Life Merger Sub, Inc., a Utah corporation ("Merger Sub"), pursuant to which MOYL merged with the Merger Sub, MOYL is the surviving corporation.  Each shareholder of MOYL receives ten (10) shares of ZSIT common stock for every share (1) of MOYL held as of May 31, 2013.   In accordance with the terms of the merger agreement, all of the shares of MOYL held by MOYL shareholders were cancelled and 100 shares of MOYL were issued to ZSIT.  34,860,000 shares of common stock of ZSIT will be issued to the MOYL shareholders. Following the Merger, ZSIT has 58,510,000 shares of common stock outstanding. As a result, MOYL is a wholly-owned subsidiary of the Company, and operating a multi-media entertainment company, producing live concerts, television shows and radio programming.

The foregoing descriptions of the terms of the Merger Agreement are qualified in its entirety by reference to the provisions of the Merger Agreement filed as Exhibit 2.1 to this Report, which is incorporated by reference herein.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Merger Agreement

On the Closing Date, pursuant to the Merger Agreement, MOYL merged with the Merger Sub (a subsidiary of ZSIT), MOYL is the surviving corporation. Each shareholder of MOYL received ten (10) shares of ZSIT common stock for every share (1) of MOYL held as of May 31, 2013. In accordance with the terms of the merger agreement, all of the shares of MOYL held by MOYL shareholders were cancelled and 100 shares of MOYL were issued to ZSIT.  34,860,000 shares of common stock of ZSIT will be issued to the MOYL shareholders pursuant to the Merger Agreement. Following the Merger, ZSIT has 58,510,000 shares of common stock outstanding.

Immediately following the Closing, the Company intends to change its name to Music of Your Life, Inc. to better reflect the nature of its business. We expect to file a Definitive 14C and complete these corporate actions now that the Merger Agreement has closed.

FORM 10 DISCLOSURES

As disclosed elsewhere in this Report, on May 31, 2013, the Company entered into the Merger Agreement. Item 2.01(f) of Form 8-K provides that if the registrant was a shell company, other than a business combination related shell company, as those terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, (“Exchange Act”), immediately before a transaction such as the Merger Agreement, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10 under the Exchange Act reflecting all classes of the registrant’s securities subject to the reporting requirements of Section 13 of the Exchange Act upon consummation of the transaction.

We are providing below the information that we would be required to disclose on Form 10 under the Exchange Act if we were to file such form. Please note that the information provided below relates to the combined enterprises of the Company and MOYL, after the Merger Agreement has been consummated, except that information relating to periods prior to the date of the Merger Agreement only relate to MOYL, unless otherwise specifically indicated.

Information in response to this Item 2.01 below generally follows the format of Form 10.

BUSINESS

Business Overview

As a result of the Merger Agreement, our objective is to expand our operations as a diversified media, entertainment and digital marketing services company. The Company specializes in creating and distributing original radio programming, entertainment, music and lifestyle content through its iRadio® brand. On the air since 1978, the Music of Your Life® brand is the longest running syndicated music radio network in the world.

Our Corporate History and Background

We were incorporated on January 30, 2008, in the State of Florida, with the principal business objective of providing sales and marketing consulting services to small to medium sized Chinese tea producing companies who wish to export and distribute high quality Chinese tea products worldwide. The Company commenced business activities in August, 2008, when it entered into a related party Sales and Marketing Agreement with Yunnan Zhongsen Group, Ltd (YZG) (a/k/a Yunnan Zhongsen Commercial Forest Plantation Group Inc., a/k/a Yunnan Zhongsen Forest Co., Ltd.), a company located in Kunming, China, to provide sales and marketing consulting services for YZG’s tea and tea related business lines to differentiate themselves. However, due to lack of capital, the Company was unable to implement its business plan fully.

As a result of the Merger Agreement, we will cease our prior operations and, we will operate as a diversified media, entertainment and digital marketing services company, producing interactive audio and video programming.

Our Industry

The Terrestrial and Internet Radio Broadcast Industry

Revenues in the radio broadcasting industry are primarily generated by: 1. spot sales (commercials); 2. digital sales for on-line streaming; and 3. subscription based sales. According to the Radio Advertising Bureau, spot revenue was up 4% in 2012 to $14.4 billion; digital revenue was up 11% to $767 million in the same year. According to RIAA, subscription based revenue from Internet streaming rose from $292 million in 2011, to $462 million in 2012 for a 58.2% increase.

While we expect the terrestrial radio spot sales to remain flat in the coming years, even decline, we see streaming and digital revenue continue to make huge gains. This is due in part to the decrease in cost for mobile data, and for the increase in technology improvements to the in-dash or vehicle radio, and mobile devices.

Our Business Strategy

Music of Your Life® has several revenue generating projects underway:

•	The Company is now expanding its current single-channel network into a multi-channel, multi-genre offering, from Country to Rock, Pop, Jazz and more, all presented under the iRadio® brand. The first of these new channels, called Cowboy Radio™, is ready for airplay. The Company has exclusive licensing rights to the iRadio® trademark.

•	A new interactive, format-adaptive player is in development to deliver the iRadio® channels to desktops, mobile devices and the new in-dash car radios. The updated iRadio® player will include a sponsor driven revenue model, as well as a commercial-free subscription based model.

•	The Company plans to increase sales efforts for its iRadio® portable Internet radio by running radio and digital ad campaigns.

•	Music of Your Life® expects to grow its syndicated iRadio® network by adding staff to go after the growing number of commercial AM/FM/HD radio stations looking for syndicated services. The Company will also grow its terrestrial and Internet advertising revenue with additional sales staff.

•	Music of Your Life® is now in the early stages of development of its iRadioTV™ network by seeking rights to several concert style television shows for broadcast on the network.

•	A Time-Life / Music of Your Life® CD box set has been selling worldwide for more than a year with great success. The accompanying Infomercial has aired to more than 300-million people across the US. Additional collaborations with Time-Life are in the works featuring the Music of Your Life® brand.

•	Music of Your Life® entertainment cruises aboard the Holland America Cruise Lines are being planned for the 2014 cruise season.

•	The Company is also negotiating additional licensing opportunities for its family of iRadio® and Music of Your Life® trademarks for both hardware and software products.

Objectives

Music of Your Life’s main objective is to reach the consumer, with quality content, in the vehicle and on mobile devices with iRadio® and iRadioTV™. To do this, the Company will continue to build its syndicated radio network, both terrestrial and on the Internet, and by developing a compelling mobile platform featuring several channels of content.

Another Company key objective is to partner, merge, acquire and/or license the rights to third party companies with their own quality audio and video content, and brands, to enhance the Music of Your Life® and iRadio® initiatives. Some of these may be developed as wholly owned or may be simple licensing agreements.

Market Advantage

Music of Your Life® currently reaches approximately 150,000 listeners every 15-minutes under its iRadio® syndicated radio service. The Company plans to expand this reach by developing the iRadio® and iRadioTV™ services to include several channels of music and other content through syndication, and virally with mobile apps. With this substantial market penetration, the Company has a built-in marketing arm to promote all things related. With access to thousands of minutes every month, the cost to do so without the network would be prohibitive.

Competition

Music of Your Life’s main competition for syndicated radio services are those companies which own and operate radio stations, such as Clear Channel Entertainment, Townsquare Media, Cumulus, and others. As an Internet radio and TV service, the Company’s primary competition are companies like Pandora, Slacker, Tune-In, and iHeartRadio. The radio broadcasting and Internet streaming space is crowded, and success in these industries is not certain. However, the Company feels its unique brands and delivery systems will secure its spot as a leader in the industry.

Additionally, we will have access to more than 7,000 minutes of national and local radio advertising time per month, including 15 of the top 20 markets in the U.S. on the Music of Your Life® syndicated radio network which we believe will give us a competitive advantage.

Government Regulation

We are subject to various federal, state, and local laws affecting similar multi-media entertainment companies. We are also subject to government laws and regulations concerning health, safety, working conditions, employee relationships wrongful termination, wages, taxes, and other matters applicable to businesses in general.

We have never had any material environmental incidents or non-compliance with any applicable environmental, health, safety, or other applicable regulations.

Employees

We currently have one employee, Marc Angell our CEO. We currently have seven part-time and full-time independent contractors working with the management of the Company. Certain other executive positions have been identified, and we intend to fill these positions. Additional other support staff and other personnel will be hired when there is adequate capital available to do so either from financing or from operating revenues. Further, we expect to continue to use consultants, contract labor, attorneys and accountants as necessary.

While we have undertaken preliminary investigations concerning candidates for positions and do not currently anticipate significant difficulty in filling such positions with qualified persons at such time as financing permits, although we cannot assure you that we will in fact be able to hire qualified persons for such positions when needed. Additional positions to be filled may be identified from time to time by the Company. The loss of our CEO Marc Angell would likely have a material adverse effect on the Company.

MOYL’s corporate office is located at 3225 McLeod Dr., Suite 100, Las Vegas, NV 89121, telephone, 702-871-8535. As the company continues to grow, the facilities and employment-related expenses will likely increase significantly.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this Report, before making an investment decision. If any of the following risks actually occur, our business, financial condition or results of operations could suffer. In that case, the trading price of our shares of Common Stock could decline, and you may lose all or part of your investment. You should read the section entitled “Special Note Regarding Forward Looking Statements” above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this Report.

Risks Related to Our Business

We have a limited operating history that you can use to evaluate us, and the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company.

We were incorporated in Florida in January 2008. As a small company, we face all of the risks commonly encountered by new businesses, including the lack of an established operating history, need for additional capital and personnel, and intense competition. We cannot assure you that our business plan will be successful.

We are dependent upon receipt of additional working capital to fund our business plan. Our working capital at May 31, 2013 was insufficient to fund our business plan. We will require additional capital to continue our business operations. We will need to obtain additional financing from outside sources within the next 12 months in order to continue to fund our business needs. There is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to us. If we are unsuccessful in addressing these needs, we may cease our business activities. As a result, investors may lose all or a part of their investment.

Governmental laws and regulations may add to our costs or limit our activities. Our operations are affected from time to time in varying degrees by governmental laws and regulations. We may be required to make significant capital expenditures to comply with governmental laws and regulations. It is also possible that these laws and regulations may in the future add significantly to our operating costs or may significantly limit our activities.

Competition is intense, and we have limited financial and personnel resources with which to compete. We expect to be at a disadvantage when competing with many firms that have substantially greater financial and management resources and capabilities.

Our operations and resources are not diversified. Our limited financial resources limit our ability to diversify our operations. The inability to diversify activities into more than one area will subject us to economic fluctuations within a particular business or industry and therefore increase the risks associated with our operations.

We depend heavily upon our management. We are heavily dependent upon the skills, talents, and abilities of our management team to implement our business plan. The loss of the services of one of our executive officers would have a material adverse effect upon our business and financial condition.

We depend heavily upon outside advisors. To supplement the business experience of our employees, we employ accountants, technical experts, appraisers, attorneys, or other consultants or advisors. The selection of any such advisors will be made by us without any input from stockholders. Furthermore, it is anticipated that such persons may be engaged on an “as needed” basis without a continuing fiduciary or other obligation to us or the shareholders. In the event we consider it necessary to hire outside advisors, we may elect to hire persons who are affiliates, if they are able to provide the required services.

We provide for indemnification of officers and directors. Nevada corporation law provides for the indemnification of directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers employees, or agents, upon such person’s promise to repay the Company therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us.

The liability of our directors and officers is limited. Nevada's corporation’s law excludes personal liability of directors and officers for monetary damages for breach of fiduciary duty except in certain specified circumstances. Accordingly, we will have a much more limited right of action against our directors and officers than otherwise would be the case. This provision does not affect the liability of any directors or officers under federal of applicable state securities laws.

Our business is speculative. The media-media industry is extremely competitive and the commercial success of any venture is often dependent on factors beyond the control of the Company. The Company may incur uninsured losses for liabilities which arise in the ordinary course of business in the media industry, or which are unforeseen, including but not limited to copyright infringement, product liability, and employment liability. We cannot assure you that you will not lose your entire investment in the Company.

Risks Related to Ownership of Our Common Stock

Though our common stock is quoted on the OTCQB, there is no liquidity and no established public market for our common stock, which means that it will be difficult to sell your shares.

Our common stock is quoted on the OTCQB under the symbol “ZSIT”. There is, however, presently no active public market in our shares. We cannot assure you that such an active market for our common stock will develop. The over-the-counter market is a significantly more limited market than established trading markets such as the New York Stock Exchange or Nasdaq. Broker dealers may not be willing to make a market in our shares. In addition, the OTCQB and similar quotation services are often characterized by low trading volumes, and price volatility, which may make it difficult for an investor to sell our common stock on acceptable terms.

Our common stock is subject to the “penny stock” rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Under U.S. federal securities legislation, our common stock will constitute “penny stock”. Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We have never paid a dividend and we intend to retain any future earnings to finance the development and expansion of our business. Consequently, we do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. We cannot assure you that stockholders will be able to sell shares when desired.

Future issuance of our Common Stock could dilute the interests of existing shareholders.

We may issue additional shares of our Common Stock in the future. The issuance of a substantial amount of Common Stock could have the effect of substantially diluting the interests of our shareholders. In addition, the sale of a substantial amount of Common Stock in the public market, either in the initial issuance or in a subsequent resale by the target company in an acquisition which received such Common Stock as consideration or by investors who acquired such Common Stock in a private placement could have an adverse affect on the market price of our Common Stock.

If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our Common Stock.

Effective internal controls are necessary for us to provide reliable financial reports and to effectively prevent fraud. We maintain a system of internal control over financial reporting, which is defined as a process designed by, or under the supervision of, our principal executive officer and principal financial officer, or persons performing similar functions, and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

As a public company that files reports under the Exchange Act, we have significant additional requirements for enhanced financial reporting and internal controls. We are required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal controls over financial reporting. The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company under the Exchange Act.

We cannot assure you that we will not, in the future, identify areas requiring improvement in our internal control over financial reporting. We cannot assure you that the measures we will take to remediate any areas in need of improvement will be successful or that we will implement and maintain adequate controls over our financial processes and reporting in the future as we continue our growth. If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our Common Stock.

Lack of experience as officers of publicly-traded companies of our management team may hinder our ability to comply with Sarbanes-Oxley Act.

It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal controls and other finance staff or consultants in order to develop and implement appropriate internal controls and reporting procedures.

Following the Merger Agreement, public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies that file reports under the Exchange Act. As a public reporting company, we expect these rules and regulations to continue to increase our compliance costs and to make certain activities more time consuming and costly. As a public company, these rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance at commercially acceptable rates and we may therefore be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

Because our directors and executive officers are among our largest shareholders, they can exert significant control over our business and affairs and have actual or potential interests that may depart from those our other shareholders.

Our directors and executive officers will own or control a significant percentage of the Common Stock following the Merger Agreement. The interests of such persons may differ from the interests of our other shareholders. As a result, in addition to their board seats and offices, such persons will have significant influence over and control all corporate actions requiring shareholder approval, irrespective of how the Company’s other shareholders, including participants in the Merger Agreement, may vote, including the following actions:

•	to elect or defeat the election of our directors;
•	to amend or prevent amendment of our Articles of Incorporation or By-laws;
•	to effect or prevent a merger, sale of assets or other corporate transaction; and
•	to control the outcome of any other matter submitted to our shareholders for vote.

Such persons’ stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could reduce our stock price or prevent our shareholders from realizing a premium over our stock price.

FINANCIAL INFORMATION

MANAGEMENT’S DISCUSSION AND ANALYSIS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition should be read in conjunction with our financial statements and the notes to those financial statements that are attached as Exhibit 99.1 to this Report. The Financial Statements should not be relied on for an understanding of the current financial status of the Company.

Overview

We were incorporated on January 30, 2008, in the State of Florida, with the principal business objective of providing sales and marketing consulting services to small to medium sized Chinese tea producing companies who wish to export and distribute high quality Chinese tea products worldwide. The Company commenced business activities in August, 2008, when it entered into a related party Sales and Marketing Agreement with Yunnan Zhongsen Group, Ltd (YZG) (a/k/a Yunnan Zhongsen Commercial Forest Plantation Group Inc., a/k/a Yunnan Zhongsen Forest Co., Ltd.), a company located in Kunming, China, to provide sales and marketing consulting services for YZG’s tea and tea related business lines to differentiate themselves. However, due to lack of capital, the Company was unable to implement its business plan fully.

As a result of the Merger Agreement, our objective is to expand our operations as a diversified media, entertainment and digital marketing services company. The Company specializes in creating and distributing original radio programming, entertainment, music and lifestyle content through its iRadio® brand. On the air since 1978, the Music of Your Life® brand is the longest running syndicated music radio network in the world.

Vision, Mission, and Goals. The Company’s main objective is to reach the consumer, with quality content, in the vehicle and on mobile devices with iRadio® and iRadioTV™. To do this, the Company will continue to build its syndicated radio network, both terrestrial and on the Internet, and by developing a compelling mobile platform featuring several channels of content.

Another Company key objective is to partner, merge, acquire and/or license the rights to third party companies with their own quality audio and video content, and brands, to enhance the Music of Your Life® initiatives, and to maximize brand awareness and monetization. Some of these may be developed as wholly owned subsidiaries or may be simple licensing agreements.

We have not generated any revenues since the inception of the Company and we have been issued a “going concern” opinion from our auditors.

Results of Operations

We had revenues of $-0- for the nine months ended February 28, 2013 and 2012. Due to operational and cash flow issues with Yunnan Zhongsen Group, Ltd, our sole customer, management determined that future collections under our marketing agreement was doubtful and stopped recording sales in the fourth quarter of 2010 related to this agreement.

Operating expenses for the nine months ended February 28, 2013 were $132,641 compared to $11,490,372 for the nine months ended February 29, 2012. During the first quarter of 2012, we issued 18,998,992 shares of common stock, with a value of $11,399,395 at the most recent cash sale price of $0.60 per share, as compensation expense to our President for her service to the Company. Additionally, we incurred an increase in professional fees of $11,613, which is attributable to increased audit fees and increase financial printing fees pertaining to XBRL mapping and filing. We realized a decrease in our bad debt expense and reserve for bad debt in the amount of $25,000 due to the receipt of a payment of Yunnan Zhongsen Group, Ltd toward our outstanding Accounts Receivable.

Net loss was 138,089 for the nine months ended February 28, 2013 compared to $11,490,372 for the nine months ended February 29, 3012.

Liquidity and Capital Resources

As of February 28, 2013 the Company had assets of $-0- with total liabilities of $25,802, consisting solely of accounts payable. We believe that we will need additional funding to satisfy our cash requirements for the next twelve months. Completion of our plan of operation is subject to attaining adequate revenue. We cannot assure investors that additional financing will be available. In the absence of additional financing, we may be unable to proceed with our plan of operations. This raises substantial doubt about our ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company's ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

We intend to hire additional employees for sales, administrative and finance support staff as necessary, though we have no time frame in which we expect to hire such staff. Additional sales staff, when required, will be hired on a commission basis, and administrative and finance support staff will only be hired when revenues are such that the company can support such a staff. Completion of our plan of operations is subject to attaining adequate revenue. We cannot assure investors that adequate revenues will be generated. In the absence of our projected revenues, we may be unable to proceed with our plan of operations. Even without significant revenues within the next twelve months, we still anticipate being able to continue with our present activities, but we may require financing to potentially achieve our goal of profit, revenue and growth.

We anticipate that our general and administrative expenses for the next 12 months will total approximately $328,260.

The breakdown is as follows:

General and Administrative
Legal and Accounting	$78,000
Consulting Fees	90,000
Office	24,000
Salaries and Wages	40,500
Website & App Development	50,000
Internet & Streaming Service Fees	8,760
Internet Royalties	4,120
Postage & Shipping	1,200
Travel	6,000
Phone & Utilities	1,560
Taxes	24,120
TOTAL	$328,260

The foregoing represents our best estimate of our cash needs based on current planning and business conditions. The exact allocation, purposes and timing of any monies raised in subsequent private financings may vary significantly depending upon the exact amount of funds raised and status of our business plan. In the event we are not successful in reaching our initial revenue targets, additional funds may be required and we would then not be able to proceed with our business plan for the development and marketing of our core services. Should this occur, we would likely seek additional financing to support the continued operation of our business. We anticipate that depending on market conditions and our plan of operations, we could incur operating losses in the foreseeable future. We base this expectation, in part, on the fact that we may not be able to generate enough gross profit from our business operations to cover our operating expenses.

Off-Balance Sheet Arrangements

We had no off-balance sheet arrangements as of May 31, 2013.

Critical Accounting Policies

We believe the following more critical accounting policies are used in the preparation of our financial statements:

Use of Estimates.     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. On a periodic basis, management reviews those estimates, including those related to valuation allowances, loss contingencies, income taxes, and projection of future cash flows.

Research and Development.     Research and development costs are charged to operations when incurred and are included in operating expenses.

Recently Issued Accounting Pronouncements

There are no recently issued accounting pronouncements that have not yet been adopted that are expected, when adopted, to have a material impact on the consolidated financial statements or notes thereto.

PROPERTIES

Our executive offices are located at 3225 McLeod Drive, Suite 100, Las Vegas, Nevada 89103. The office space is free of charge and no lease exists. There are currently no proposed programs for the renovation, improvement or development of the facilities we currently use.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the amount of the Company’s common stock beneficially owned (unless otherwise indicated) as of the Merger Agreement, by (1) any person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company’s common stock, (2) each director/director nominee of the Company, (3) each named executive officer, and (4) all directors/director nominees and executive officers as a group.

The number of shares beneficially owned by each entity, person, director/director nominee, or executive officer is determined under SEC rules and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the entity or individual has sole or shared voting power or investment power and also any shares that the entity or individual had the right to acquire as of the date of the Merger Agreement, or within 60 days after the Merger Agreement, through the exercise of any stock option or other right. Unless otherwise indicated, to our knowledge each individual has sole investment and voting power, or shares such powers with his spouse, with respect to the shares set forth in the table.

Name	Sole Voting and Investment Power	Other Beneficial Ownership	Total	Percent of Class Outstanding
Jacquie Angell(1)	10,000,000	19,112,422	29,112,422	49.76%
Marc Angell(2)	19,112,422	10,000,000	29,112,422	49.76%
George Cooper(3)	10,000,000	0	10,000,000	17.09%
Ed Wen(4)	5,000,000	0	5,000,000	8.55%
Highway 74 LP(5)	4,000,000	0	4,000,000	6.84%
All directors/director nominees and executive officers as a group (2 persons)	29,112,422	29,112,422	29,112,422	49.76%

*	Indicates less than one percent.

(1)	Shareholder and spouse of CEO/Chairman, Marc Angell. Includes 10,000,000 shares of common stock held directly, and 19,112,422 shares of common stock held indirectly through her husband, Marc Angell.
(2)	CEO/Chairman of the Board of Directors and spouse of shareholder, Jacquie Angell. Includes 19,112,422 shares of common stock held directly, and 10,000,000 of common stock held indirectly through his wife, Jacquie Angell.
(3)	Shareholder. Includes 10,000,000 shares of common stock held directly. The Company has the right to purchase 900,000 shares of Mr. Cooper’s common stock for $90 if Mr. Cooper doesn’t perform in accordance with that certain Stock Purchase Agreement which requires him to contribute $1-million in capital for the Company. The Company holds the stock in escrow until Mr. Cooper performs in accordance with the Stock Purchase Agreement.
(4)	Shareholder. Includes 5,000,000 shares of common stock held directly.
(5)	Shareholder. Includes 4,000,000 shares of common stock held directly, and Mr. Chris Tagawa is the manager.

Section 16(a) beneficial ownership compliance

Under the federal securities laws, our directors, executive officers, and any persons beneficially owning more than ten percent of our common stock are required to report their ownership of our common stock and any changes in that ownership to the Company and the SEC. Specific due dates for these reports have been established by regulation. Based solely upon a review of reports furnished to the Company and written representations of certain persons, except as listed below, we believe that all of our directors and executive officers complied during 2012 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”).

To our knowledge, during the fiscal year ended May 31, 2013, based solely upon a review of such materials as are required by the Securities and Exchange Commission, no other officer, director or beneficial holder of more than ten percent of our issued and outstanding shares of Common Stock failed to timely file with the Securities and Exchange Commission any form or report required to be so filed pursuant to Section 16(a) of the Exchange Act of 1934.

Changes in Control

We are not aware of any person who owns of record, or is known to own beneficially, five percent or more of our outstanding securities of any class, other than as set forth above. Reference is made to Item 2.01 and Item 5.01 for a description of the change in control of the Company as a result of the transactions disclosed herein.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names and ages of all of our directors, executive officers and key employees; and all positions and offices held as of the date of this Report. The directors will hold such office until the next annual meeting of shareholders and until his or her successor has been elected and has qualified.

Name	Age	Position
Marc Angell	55	President, Chief Executive Officer, Chief Financial Officer, Sole Director, and Secretary

Business Experience

Marc Angell, 55, President, Chief Executive Officer, Chief Financial Officer, Chairman, and Secretary.  Marc Angell. Mr. Angell, age 55, has been the Chief Executive Officer of Music of Your Life, Inc., since November 2012. Mr. Angell acquired the well-known Music of Your Life trademark in 2008, and in 2009 formed Global Radio Network, Inc as its CEO to operate the syndicated radio network known as Music of Your Life. In November 2012, Angell formed Music of Your Life, Inc. as an entertainment company to capitalize on the growth and development of the Music of Your Life trademark and branding, including radio, TV, live concerts, and merchandising. Angell has entered into deals with Time-Life for music catalogs. Mr. Angell, was a director of Wireless Village, Inc., a telecommunications solution provider, and Concierge Technologies, Inc. from June, 2004 to January, 2008. In 2000, Mr. Angell became the founder and President of Planet Halo, a wireless telecommunications company, until he sold it in May, 2004 to the public company Concierge Technologies, Inc. (OTC:BB CNCG). In January 1990 Mr. Angell founded Angellcom, a supplier and distributor of one-way paging devices in the U.S. He remained its CEO until 1999. Mr. Angell conceptualized, designed and marketed both the one-way pagers for Angellcom and the Halo device for Planet Halo. During the 1990s, Mr. Angell was also involved in the land mobile radio business as a license holder and manager of 220MHz radio systems throughout the United States and Mexico.

Committees

The board of directors has no standing committees. However, the Company intends to implement a comprehensive corporate governance program, including establishing various board committees and adopting a Code of Ethics in the future. In addition, the Company intends to secure Directors and Officers insurance consistent with the Company’s and Board of Director’s mandates.

Family Relationships

Marc Angell, our CEO, Chairman, and CFO, is married to Jacquie Angell, one of the members of our board of directors.

EXECUTIVE COMPENSATION

The following table shows for the period ended May 31, 2013, the compensation awarded (earned) or paid by the Company to its named executive officers or acting in a similar capacity as that term is defined in Item 402(a)(2) of Regulation S-K. There are no understandings or agreements regarding compensation that our management will receive after a business combination that is required to be included in this table, or otherwise.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus	Option Awards	All Other Compensation	Total ($)
Marc Angell	2013	$0	0	0	0	0
Chief Executive Officer, and Chairman	2012	$0	0	0	0	0
Chief Financial Officer, Director Director	2010	$0	0	0	0	0

Li Wang	2013	$0	0	0	0	0
Former President and Chairman	2012	$0	0	0	0	0
	2011	$0	0	0	0	0

Pin Nie	2013	$0	0	0	0	0
Former Chief Executive Officer, Chief	2012	$0	0	0	0	0
Operating Officer and Director	2011	$0	0	0	0	0

Binquan Zhang	2013	$0	0	0	0	0
Former Chief Financial Officer	2012	$0	0	0	0	0
	2011	$0	0	0	0	0

Employment Agreements

Currently, none of our executive officers are subject to an employment agreement with the Company. Nevertheless, we do intend to enter into such agreements in the future.

Option Plan

There are no stock option plans or shares of Common Stock set aside for any stock option plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as disclosed below, none of the following persons has any direct or indirect material interest in any transaction to which we are a party since our incorporation or in any proposed transaction to which we are proposed to be a party:

(A)	Any of our directors or officers;
(B)	Any proposed nominee for election as our director;
(C)	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our Common Stock; or
(D)	Any relative or spouse of any of the foregoing persons, or any relative of such spouse, who has the same house as such person or who is a director or officer of any parent or subsidiary of our company.

On August 29, 2008, the Company entered into a related party sales and marketing agreement with the Yunnan Zhongsen Group, Ltd., or YZG, a Chinese company located in Kunming, Yunnan Province, People’s Republic of China, which caused them to become YZG’s exclusive sales and marketing agent worldwide. The Company receives a commission of 20% of global sales, payable each month based on the Company and YZG’s sales figures. On August 29, 2008, the effective date of the transaction, the Company issued 831,667 shares of common stock valued at $499,000 or $.60 per share the most recent cash offering price in exchange for the sales and marketing agreement. The Company has capitalized the value of the Sales and Marketing agreement. As of May 31, 2012 the Company has recorded an impairment on the agreement in the amount of $499,000. The Company issued 83,333 shares of common stock valued at $50,000 or $.60 per share, which was the most recent cash offering price at the time, as the finder’s fee. The Company expensed the value of the common stock issued at August 31, 2008.

On December 31, 2008, our Former President converted a note payable in the amount of $100,000 and accrued interest of $499 into 1,667 common shares at a purchase price of $60.29 per common share. The shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended.

During the year ended May 31, 2012, the Board of Directors authorized the issuance of 18,998,992 common shares to our President and CEO as compensation, with a fair value of $11,399,395 at $0.60 per share, the last cash offering price of our common stock (See Note 6).

During the year ended May 31, 2012, a related party stockholder loaned the Company $3,825 and $3,775 was repaid. The loans were interest free and payable on demand. The notes were repaid on October 15, 2012.

On September 21, 2012, a related party stockholder loaned the company $50 for the sole purpose of funding ongoing operations. The note was interest free and payable on demand. The note was repaid on October 15, 2012.

On September 29, 2012, our President entered into a non-binding letter of intent to sell all of her stock in the Company to a number of independent third parties. In connection with the letter of intent, the buyers gave the President a $50,000 deposit in exchange for an exclusivity period, which ended on November 30, 2012. The deposit became non-refundable on October 14, 2012, upon the buyers completion of their due diligence. On October 15, 2012 the President contributed the $50,000 to the Company for the sole purpose of funding ongoing operations. If the sale of the stock is completed, the transaction will result in a change in control of the Company, although no guarantees can be made that this transaction will be completed. On November 30, 2012, the exclusivity period was extended until December 31, 2012.

Director Independence

Because our common stock is not currently listed on a national securities exchange, we have used the definition of “independence” of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

•	the director is, or at any time during the past three years was, an employee of the company;
•	the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);
•	a family member of the director is, or at any time during the past three years was, an executive officer of the company;
•	the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

•	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

We do not have any independent directors. We do not have an audit committee, compensation committee or nominating committee. We currently do not have a code of ethics that applies to our officers, employees and director.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

MARKET PRICE AND DIVIDENDS ON THE REGISTANT’S COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Our common stock is listed on the OTCQB under the symbol “ZSIT”. We had approximately 2,213 registered holders of our common stock as of May 31, 2013. Registered holders do not include those stockholders whose stock has been issued in street name. The last reported price for our common stock on May 31, 2013 was $0.0001 per share.

The following table reflects the high and low closing sales prices per share of our common stock during each calendar quarter as reported on the OTCQB, during the two fiscal years ended May 31, 2013:

	Price Range(1)
	High	Low
Fiscal Year Ended 2013
Fourth quarter	$0.0001	$0.0001
Third quarter	$0.0001	$0.0001
Second quarter	$0.0001	$0.0001
First quarter	$0.0001	$0.0001

Fiscal Year Ended 2012
Fourth quarter	$0.0001	$0.0001
Third quarter	$0.0001	$0.0001
Second quarter	$0.0001	$0.0001
First quarter	$0.0001	$0.0001

(1)	The above quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commission and may not necessarily represent actual transactions.

Dividends

The Registrant has not declared any cash dividends since inception and does not anticipate paying any dividends in the foreseeable future. The payment of dividends is within the discretion of the Board of Directors and will depend on the Company’s earnings, capital requirements, financial condition and other relevant factors. There are no restrictions that currently limit the Registrant’s ability to pay dividends on its Common Stock other than those generally imposed by applicable state law.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 3.02 of this Report, which disclosure is incorporated by reference into this section.

DESCRIPTION OF SECURITIES

Authorized Capital Stock

Our authorized capital stock consists of 100,000,000 shares of Common Stock at a par value of $0.001 per share. As of May 31, 2013, 58,510,000 shares of our Common Stock and no shares of Preferred Stock were issued and outstanding.

Common Stock

All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of shareholders of the Company. All shareholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The shareholders do not have cumulative or preemptive rights.

Preferred Stock

Our articles of incorporation do not provide for Preferred Stock.

Warrants

Music of Your Life issued Warrants to various shareholders. Therefore, the Company has issued Warrants to acquire 340,000 shares of common stock at an exercise price of $1.00 per share pursuant to the Merger Agreement. The Warrants expire two years from the date of issuance. All of the outstanding Warrants were issued from January to March 2013.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to our charter and under Section 607.0850 of the 2012 Florida Statutes (hereafter, the “Statutes”), our directors are not liable to us or our stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for authorization of illegal dividend payments or stock redemptions under Florida law or any transaction from which a director has derived an improper personal benefit. Our charter provides that we are authorized to provide indemnification of (and advancement of expenses) to our directors, officers, employees and agents (and any other persons to which applicable law permits us to provide indemnification) through Bylaw provisions, agreements with such persons, vote of stockholders or disinterested directors, or otherwise, to the fullest extent permitted by applicable law.

We intend to enter into indemnification agreements with certain of our current directors and officers. The indemnification agreement will indemnify the indemnitee to the fullest extent permitted by law, including against third-party claims and claims by or in right of the Company or any subsidiary or majority-owned partnership of the Company by reason of that person (including the advancement of expenses subject to certain conditions) (a) being a director, officer employee or agent of the Company, or of any subsidiary or majority-owned partnership of the Company or (b) serving at our request as a director, officer, employee or agent of another entity. If appropriate, we will be entitled to assume the defense of the claim with counsel selected by us and approved by the indemnitee (which approval may not be unreasonably withheld). Separate counsel employed by the indemnitee will be at his or her own expense unless (1) the employment of separate counsel has been previously authorized by us, (2) the indemnitee reasonably concludes there may be a conflict of interest or (3) we have not, in fact, employed counsel to assume the defense of such claim.

The Bylaws of the Company provide for indemnification of Covered Persons substantially identical in scope to that permitted under the Florida Law. Such Bylaws provide that the expenses of directors and officers of the Company incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the Company.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Information concerning the financial information of the Registrant set forth under Item 9.01 of this Report is incorporated by reference.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

The information contained in Item 1.01 above is incorporated herein by reference in response to this Item 3.02.

As previously described in Item 1.01, on May 31, 2013 (the “Closing Date”), Zhong Sen International Tea Company (“we”, “us”, “our” “ZSIT”, or the “Company”) entered into a Merger Agreement (the “Merger Agreement”) by and among the Company, Music of Your Life, Inc., a Nevada corporation (“MOYL”), and Music of Your Life Merger Sub, Inc., a Utah corporation ("Merger Sub"), pursuant to which MOYL merged with the Merger Sub, MOYL is the surviving corporation.  Each shareholder of MOYL receives ten (10) shares of ZSIT common stock for every share (1) of MOYL held as of May 31, 2013.   In accordance with the terms of the merger agreement, all of the shares of MOYL held by MOYL shareholders were cancelled and 100 shares of MOYL were issued to ZSIT.  34,860,000 shares of common stock of ZSIT will be issued to the MOYL shareholders. Following the Merger, ZSIT has 58,510,000 shares of common stock outstanding. As a result, MOYL is a wholly-owned subsidiary of the Company.

With respect to the transaction noted above, no solicitation was made and no underwriting discounts were given or paid in connection with these transactions. The Company believes that the issuance of the shares as described above was exempt from registration with the Securities and Exchange Commission pursuant to Section 4(2) of the Securities Act of 1933.

ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT

On the closing date of the Merger Agreement, the Registrant consummated the transactions contemplated by the Merger Agreement pursuant to which, each shareholder of MOYL receives ten (10) shares of ZSIT common stock for every share (1) of MOYL held as of May 31, 2013. In accordance with the terms of the merger agreement, all of the shares of MOYL held by MOYL shareholders were cancelled and 100 shares of MOYL were issued to ZSIT.  34,860,000 shares of common stock of ZSIT will be issued to the MOYL shareholders. Following the Merger, ZSIT has 58,510,000 shares of common stock outstanding. The shares issued to ZSIT shareholders represents 59.58% of the Company’s issued and outstanding common stock on a fully diluted basis, immediately following the Merger Agreement. Subsequent to the Merger Agreement, Marc Angell, our CEO, continues to be the largest shareholder of the Company, but no longer has beneficial voting control over a majority of our outstanding shares.

Other than the transactions and agreements disclosed in this Report, the Registrant knows of no arrangements which may result in a change of control of the Registrant.

No officer, director, promoter or affiliate of the Registrant has, or proposes to have, any direct or indirect material interest in any asset proposed to be acquired by the Registrant through security holdings, contracts, options or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Merger Agreement by and between Zhong Sen International Tea Company, Music of Your Life, Inc., Music of Your Life Merger Sub, Inc. dated May 31, 2013.
99.1	Music of Your Life, Inc. audited financial statements for the period from October 10, 2012 (inception) to February 28, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ZHONG SEN INTERNATIONAL TEA COMPANY

By:	/s/ Marc Angell
Marc Angell
Chief Executive Officer
Date: June 6, 2013

Morrill & Associates, LLC
Certified Public Accountants
1448 North 2000 West, Suite 3
Clinton, Utah 84015
801-820-6233 Phone; 801-820-6628 Fax

June 4, 2013

Office of the Chief Accountant

Securities and Exchange Commission

450 West Fifth Street N.W.

Washington DC 20549

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated May 30, 2013, with respect to the financial statements of Music of Your Life, Inc. as of February 28, 2013 and the related statements of operations, stockholders’ deficit and cash flows for the period from inception on October 10, 2012 through February 28, 2013 to be included in the filing of the Form 8-K of Zhong Sen International Tea Company.

Sincerely,

/s/ Morrill & Associates

Morrill & Associates

ZHONG SEN INTERNATIONAL TEA COMPANY AND SUBSIDIARY

Combined Pro Forma Financial Statements

February 28, 2013

ZHONG SEN INTERNATIONAL TEA COMPANY AND SUBSIDIARY
Combined Pro Forma Balance Sheet

	Zhong Sen International Tea Company	Music of Your Life, Inc.	Pro Forma adjustments	Pro Forma Combined
	February 28, 2013	February 28, 2013		February 28, 2013
	(Unaudited)			(Unaudited)

ASSETS

CURRENT ASSETS:
Cash	$—	$1,653	$—	$1,653
Loans receivable - related party	—	24,950	—	24,950
Loans receivable	—	9,061	—	9,061
Music inventory	—	574	—	574

Total Current Assets	—	36,238	—	36,238

OTHER ASSETS:
Trademark	—	100	—	100

Total Other Assets	—	100	—	100

Total Assets	$—	$36,338	$—	$36,338

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts Payable	25,802	—	—	25,802
Notes payable - related parties	—	38,066	—	38,066

Total Current Liabilities	25,802	38,066	—	63,868

STOCKHOLDERS' DEFICIT:
Common stock at $0.001 par value: 100,000,000 shares
authorized, 58,510,000 shares issued and outstanding	23,650	3,174	34,860	58,510
			(3,174)
Additional paid-in capital	12,412,195	72,396	(34,860)	(8,742)
			3,174
			(12,461,647)
Accumulated deficit	(12,461,647)	(77,298)	12,461,647	(77,298)

Total Stockholders' Deficit	(25,802)	(1,728)	—	(27,530)

Total Liabilities and Stockholders' Deficit	$—	$36,338	$—	$36,338

See notes to the combined pro forma financial statements.

ZHONG SEN INTERNATIONAL TEA COMPANY AND SUBSIDIARY
Combined Pro Forma Balance Sheet

	Zhong Sen International Tea Company	Music of Your Life, Inc.	Pro Forma adjustments	Pro Forma Combined
		From Inception on		For the Period
	For the Nine	October 10, 2012		Ended
	Months Ended	Through
	February 28, 2013	February 28, 2013		February 28, 2013
	(Unaudited)			(Unaudited)

NET REVENUES	$—	$449	$—	$449

OPERATING EXPENSES:
Salaries and consulting	95,000	28,300	—	123,300
Professional fees	35,787	35,000	—	70,787
General and administrative expenses	1,854	14,447	—	16,301

Total Operating Expenses	132,641	77,747	—	210,388

LOSS FROM OPERATIONS	(132,641)	(77,298)	—	(209,939)

OTHER INCOME (EXPENSES):
Interest expense	(2,522)	—	—	(2,522)
Loss on early extinguishment of			—	—
Beneficial Conversion Feature	(2,926)	—	—	(2,926)

Total Other Income (Expenses)	(5,448)	—	—	(5,448)

LOSS BEFORE INCOME TAXES	(138,089)	(77,298)	—	(215,387)

INCOME TAX EXPENSE	—	—	—	—

NET LOSS	$(138,089)	$(77,298)	$—	$(215,387)

See notes to the combined pro forma financial statements.

NOTES TO COMBINED PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)

The accompanying combined pro forma financial statements are prepared to present the acquisition of Music of Your Life, Inc. by Zhong Sen International Tea Company, to aid the user in understanding the acquisition. The proforma balance sheet and statement of operations are presented as though the acquisition took place on February 28, 2013. On May 31, 2013 Zhong Sen International Tea Company entered into a Merger Agreement with Music of Your Life, Inc., a Nevada corporation, and Music of Your Life Merger Sub, Inc., a Utah corporation. Under the terms of the merger agreement 34,860,000 shares of common stock of ZSIT will be issued to the MOYL shareholders. Following the Merger, ZSIT has 58,510,000 shares of common stock outstanding. As a result, MOYL is a wholly-owned subsidiary of the Company, and operating a multi-media entertainment company, producing live concerts, television shows and radio programming.

The pro forma financial statements have been prepared as though the acquisition of Music of Your Life, Inc. by Zhong Sen International Tea Company occurred on February 28, 2013. Following are the pro forma adjustments.

1)	Common stock (Zhong Sen)	$34,860
	Additional paid-in capital	(34,860)

	To record the acquistion of Music of Your Life, Inc. through the issuance of 34,860,000 shares of common stock.

2)	Additional paid-in capital	$3,174
	Common stock (Music of Your Life)	(3,174)

	Reclassification of Music of Your Life stock to additional paid-in capital.

3)	Accumulated deficit (Zhong Sen)	$12,461,647
	Additional paid-in capital	(12,461,647)

	Reclassification of Zhong Sen's accumulated deficit.